As filed with the Securities and Exchange Commission on December 10, 1999
                                                  Registration No. 333-_________
------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                ----------------

                                    FORM S-8

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                                  NABISCO, INC.
                                  -------------
             (Exact name of registrant as specified in its charter)

                New Jersey                             13-1841519
                ----------                             ----------
    (State or other jurisdiction                    (I.R.S. Employer
    of incorporation or organization)               Identification No.)


                                 7 Campus Drive
                        Parsippany, New Jersey 07054-0311
                        ---------------------------------
    (Address, including zip code of registrant's principal executive offices)

                                  Nabisco, Inc.
                           Deferred Compensation Plan
                           --------------------------
                            (Full title of the Plan)

                           James A. Kirkman III, Esq.
                                  Nabisco, Inc.
                                 7 Campus Drive
                        Parsippany, New Jersey 07054-0311
                                 (973) 682-5000
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)
                                     -------
                                 With a Copy to:
                              Warren J. Casey, Esq.
                        Pitney, Hardin, Kipp & Szuch LLP
                                  P.O. Box 1945
                          Morristown, New Jersey 07962
                                 (973) 966-6300



                         CALCULATION OF REGISTRATION FEE

------------------------- ---------------------- ----------------------- ---------------------- ----------------------
  Title of securities         Amount to be          Proposed maximum       Proposed maximum           Amount of
    to be registered           Registered            Offering price       aggregate offering    Registration fee (2)
                                                       per share                 price
------------------------- ---------------------- ----------------------- ---------------------- ----------------------
Deferred Compensation              N/A                    N/A                     N/A                  $11,557
Obligations (1)
------------------------- ---------------------- ----------------------- ---------------------- ----------------------


--------------------------

(1) The Deferred Compensation Obligations are unsecured obligations of Nabisco, Inc. to pay deferred compensation in the future in accordance with the terms of the Nabisco, Inc. Deferred Compensation Plan.

(2) Based upon estimated obligations in the amount of $43,778,124 used solely for the purpose of calculating the registration fee.

                                     PART I
             INFORMATION REQUIREMENT IN THE SECTION 10(a) PROSPECTUS

ITEM 1.  Plan Information

         Not required to be filed with this Registration Statement.

ITEM 2.  Registrant Information and Employee Plan Annual Information

         Not required to be filed with this Registration Statement.

                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.           Documents Incorporated By Reference

         The  following   documents  filed  with  the  Securities  and  Exchange
Commission (the "Commission") by Nabisco, Inc. (the "Company") are incorporated by reference in this Registration Statement:

    1. The Company's Annual Report on Form 10-K for the year ended December 31, 1998, filed on March 22, 1999.

    2. The Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 1999, filed on May 4, 1999.

    3. The Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 1999, filed on August 13, 1999.

    4. The Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 1999, filed on November 15, 1999.

    5. The Company's Current Report on Form 8-K dated June 15, 1999 and filed on June 16, 1999, reporting the completion of a series of reorganization transactions through which the Company and Nabisco Holdings Corp. ("NH") are no longer affiliated with R.J. Reynolds Tobacco Holdings, Inc. ("RJR") and its subsidiaries, including (i) the May 18, 1999 transfer by RJR of all the outstanding Class B Common Stock of NH to Nabisco Group Holdings Corp. through a merger transaction, and (ii) the June 14, 1999 dividend by Nabisco Group Holdings Corp. of 100% of the common stock of RJR to record holders of Nabisco Group Holdings Corp. common stock as of May 27, 1999.

         All documents hereafter filed by the Company or the Nabisco, Inc. Deferred Compensation Plan (the "Plan") pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, are hereby incorporated by reference in this Registration Statement and are a part hereof from the date of filing of such documents. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.           Description of Securities

         Not applicable.

ITEM 5.  Interests of Named Experts and Counsel

         Not applicable.

ITEM 6.           Indemnification of Directors and Officers

         Section 14A:3-5 of the New Jersey Business Corporation Act (the "Act") sets forth the extent to which the Registrant's officers and directors may be indemnified against any liabilities which they may incur in their capacity as such. Section 14A:3-5 of the Act provides standard provisions that no indemnification shall be made if such person shall have been adjudged liable to a corporation unless the court in which such proceeding was brought determines upon application that the defendant, officers or directors are fairly and reasonably entitled to indemnity for such expenses despite such adjudication of liability. In any case, a corporation must indemnify an officer or director against expenses (including attorney's fees) to the extent that he has been successful on the merits or otherwise in defense of any claim or issue.

         Directors and officers of the Registrant may be indemnified under certain insurance policies maintained on their behalf by the Registrant.

         Article   IV  of  the   By-Laws   of  the   Registrant   provides   for
indemnification of the Registrant's officers and directors to the full extent permitted by applicable law.

ITEM 7.           Exemption from Registration Claimed

           Not applicable.

ITEM 8.  Exhibits

  5        Opinion of Pitney, Hardin, Kipp & Szuch LLP
  23.1     Consent of Deloitte & Touche LLP
  23.2     Consent of Pitney, Hardin, Kipp & Szuch LLP
           (included in Exhibit 5 hereto)
  24       Power of Attorney
  99.1     Nabisco, Inc. Deferred Compensation Plan

ITEM 9.  Undertakings

  (a)    The undersigned Registrant hereby undertakes:

        (1)       To file,  during any period in which offers or sales are being
                  made,  a   post-effective   amendment  to  this   Registration
                  Statement:

                  (i)      To  include  any   prospectus   required  by  Section
                           10(a)(3) of the Securities Act of 1933;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

         PROVIDED, HOWEVER, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the Registration Statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to
Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

        (2) That, for the purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

   (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or
           Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

   (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of such Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, Nabisco, Inc. certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Parsippany, State of New Jersey, on December 8, 1999.

                                          NABISCO, INC.

                                                   THOMAS J. PESCE
                                    By: ________________________________________
                                                   Thomas J. Pesce
__________________                       SENIOR VICE PRESIDENT AND CONTROLLER
__________________                           (PRINCIPAL ACCOUNTING OFFICER)



         Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated on December 8, 1999.

                  Signature                                  Title


                      *
-------------------------------------               Chairman of the Board
Steven F. Goldstone


                      *                         Director, President and Chief
-------------------------------------            Executive Officer (Principal
James M. Kilts                                        Executive Officer)


                      *                       Executive Vice President and Chief
-------------------------------------            Financial Officer (Principal
James E. Healey                                       Financial Officer)


                      *
-------------------------------------                      Director
Herman Cain


                      *
-------------------------------------                      Director
John T. Chain, Jr.


                      *
-------------------------------------                      Director
Julius L. Chambers


                      *
-------------------------------------                      Director
John N. Clendenin


                      *
-------------------------------------                      Director
Ray J. Groves


                      *
-------------------------------------                      Director
David B. Jenkins


                      *
-------------------------------------                      Director
Kay Koplovitz


                      *
-------------------------------------                      Director
Fred H. Langhammer

                      *
-------------------------------------                      Director
H. Eugene Lockhart


                      *
-------------------------------------                      Director
Theodore E. Martin


                      *
-------------------------------------                      Director
Rozanne L. Ridgway



         JAMES A. KIRKMAN III
*By:__________________________________
         James A. Kirkman III
            Attorney-in-Fact

                                INDEX TO EXHIBITS


Exhibit 5         Opinion of Pitney, Hardin, Kipp & Szuch LLP

Exhibit 23.1      Consent of Deloitte & Touche LLP

Exhibit 23.2      Consent of Pitney, Hardin, Kipp & Szuch LLP
                  (included in Exhibit 5 hereto)

Exhibit 24        Power of Attorney

Exhibit 99.1      Nabisco, Inc. Deferred Compensation Plan